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Deloitte & Touche LLP
BCE Place
181 Bay Street, Suite 1400
Toronto, ON  M5J 2V1
Canada

Tel: (416) 601 6150
Fax: (416) 601 6151
www.deloitte.ca


                                                        [DELOITTE & TOUCHE LOGO]





                                                                    EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nortel Networks Corporation (the "Corporation"), relating to the offering and sale of a maximum of 1,330,756 common shares of the Corporation, of our Report dated February 1, 2000 except as to note 24(a) which is dated as of March 2, 2000, appearing in the Corporation's Annual Report on Form 10-K as amended by Form 10K/A for the fiscal year ended December 31, 1999 and our report dated February 1, 2000 except as to Note 23 (with the exception of (c) (viii) and (ix)) which is as of July 28, 2000 appearing in the Form 8-K dated August 7, 2000, as amended by Form 8-K/A dated August 18, 2000, of Nortel Networks Corporation.





/s/  Deloitte & Touche LLP

Chartered Accountants


November 1, 2000